Exhibit (10)(n)
EXECUTIVE INCENTIVE PLAN
1.	Name and Purpose
(a)

Vulcan Materials Company ("Company") hereby establishes an incentive compensation plan to be known as the "Vulcan Materials Company Executive Incentive Plan" ("Plan"), as set forth herein and as it may be amended from time to time. The Plan is a successor to the Vulcan Materials Company Management Incentive Plan with respect to any senior executive of the Corporation who participates in the Plan. The purpose of the Plan is to promote the profitability of the Corporation by providing incentives and rewards for those senior executives of the Corporation who contribute to the operating progress and earning power of the Corporation, and who are potentially subject to the deduction limit in Section 162(m) of the Internal Revenue Code of 1986 ("Code").

(b)

The Plan shall become effective as of January 1, 2001 ("Effective Date"), subject to the approval of the Plan by a majority of the Company's shareholders in a separate vote. The Committee may establish Award Percentages and Target Awards before the Plan has been approved by shareholders; but no award under the Plan may be paid unless and until the shareholders of the Company approve the Plan. The Plan shall remain in effect until the Board amends or terminates the Plan pursuant to Section 15 below.

2.	Definitions
As used in the Plan, unless the context otherwise requires, each of the following terms has the meaning set forth below:
(a)

"Award Percentage" means the maximum percentage of the Incentive Reserve that a Covered Employee may receive for a Year in which the Covered Employee is eligible to participate in the Plan, as determined by the Committee.

(b)

"Balance Sheet" means the consolidated statement of the Corporation's financial position certified by the Public Accountants and published from year to year in the Corporation's Annual Report to Shareholders.

(c) "Board of Directors" or "Board" means the Board of Directors of the Company.
(d) "Change in Control" means:

          (i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subparagraph (iii) of this Section 2(b); or

          (ii)  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the Company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any references to a particular section of the Code shall be deemed to include any successor provision thereto.
(f) "Committee" means the Compensation Committee of the Board of Directors, which consists solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.
(g) "Common Stock" means the common stock of the Company with a par value of $1.00 per share.
(h) "Company" means Vulcan Materials Company, a New Jersey corporation.
(i)

"Consolidated Net Earnings" for any Year means the sum of (i) the amount of net earnings (before any deduction for dividends) as reported in the Statement of Earnings, except that items which are classified therein as extraordinary items shall be excluded in the computation of Consolidated Net Earnings and (ii) interest on long-term debt included in Net Capital, such interest to include charges or credits arising out of premium or discount paid or received with respect to such debt, and such interest to be adjusted for the provision for federal and state income taxes attributable thereto.

(j) "Corporation" means the Company and its Subsidiaries.
(k)

"Covered Employee" means any individual who is a "covered employee" within the meaning of Section 162(m) of the Code on the last day of the Company's taxable year for which the individual is selected to participate in the Plan, and each other senior executive of the Corporation who is designated by the Committee as a Covered Employee for a particular Year.

(l)

"Incentive Award" means the amount payable to a Covered Employee under the Plan, as determined by the Committee on or after the end of each Year for which the Covered Employee is eligible to participate in the Plan.

(m)

"Incentive Reserve" means the amount determined under Section 5 below that is available for the payment of awards under the Plan for a Year; provided that such amount is established and maintained as a general ledger entry solely for the Company's convenience and is not intended to be a funding mechanism for awards under the Plan.

(n)

"Net Capital" for any Year means the sum of (1) long-term debt (comprising bonds, debentures and promissory notes having a maturity at the time of creation of more than one year), (2) issued capital stock, (3) capital in excess of par value and (4) earnings retained in the business and reserves created by appropriations therefrom, less the cost of treasury stock, all as shown in the Balance Sheet as of the end of the preceding Year, with appropriate prorated adjustment, as approved by the Public Accountants in accordance with the Plan, for any change during the Year arising from increase or decrease of outstanding principal of long-term debt or from original issuance or redemption and retirement of capital stock.

(o) "Public Accountants" means the independent public accountants employed by the Company from year to year for the purpose of submitting an opinion on the Corporation's Statement of Earnings.
(p)

"Statement of Earnings" means the consolidated statement of the Corporation's earnings certified by the Public Accountants and published from year to year in the Corporation's Annual Report to Shareholders.

(q)

"Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company, and that is not itself a publicly-held corporation within the meaning of Section 162(m) of the Code.

(r) "Target Award" means a target annual bonus established by the Committee to be paid pursuant to Section 13 in the event of Change in Control.
(s) "Year" means a fiscal year or period covered by a Statement of Earnings and for which the Plan is in effect.
3.	Regulations

                 The Committee shall have the power to adopt eligibility and other rules and regulations not inconsistent with the provisions of the Plan for the administration thereof, and to alter, amend or revoke any rule or regulation so adopted.

4.	The Committee and Its Functions
(a)

Subject to the provisions of this Plan, full power and authority to interpret and administer the Plan are vested in the Committee. The Committee shall have the discretionary authority to act with respect to each Covered Employee. The Committee is authorized to conduct such consultations with officers and other executives of the Company as it shall deem necessary or appropriate in the performance of its duties and responsibilities with respect to the Plan. The Committee's discretion in interpreting and administering the Plan with respect to Covered Employees is specifically subject to the terms and conditions of Section 7 below.

(b)

Without limiting the generality of Section 4(a) above, and except as otherwise specifically provided in this Plan, the Committee shall have the exclusive authority to: (i) interpret and administer the Plan and any instrument or agreement relating to the Plan or an Incentive Award; (ii) establish, amend, suspend, or waive rules and regulations for the administration of the Plan; (iii) engage or employ from time to time such counsel, advisers, consultants, accountants, analysts and other persons as it may deem necessary or expedient for the performance of such functions; (iv) appoint such agents as it shall deem appropriate for the proper administration of the Plan; (v) determine the rights of Covered Employees in the event of death, disability, termination, Change in Control and the like; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. All designations, determinations, interpretations and other decisions by the Committee under or with respect to the Plan or any Incentive Award under the Plan shall be final, conclusive, and binding upon all persons and entities, including the Company, any Subsidiary, any employee of the Corporation, any beneficiary and any shareholder. No determination of the Committee shall be subject to de novo review if challenged in court.

5.	Incentive Reserve; Annual Provision; Annual Review of Earnings Factor; Annual Awards
(a)

The Corporation shall meet the performance target under the Plan for any Year if Consolidated Net Earnings exceed 6% of Net Capital for the Year. For any Year in which the Corporation meets the performance target, the Committee may establish an Incentive Reserve equal to 4% of Consolidated Net Earnings in excess of 6% of Net Capital.

(b)

As promptly as practicable after the end of each Year, the Public Accountants shall determine and certify in a report to the Committee the maximum amount, as determined under Section 5(a) above, available for credit to the Incentive Reserve for the such Year.

(c)

As promptly as practicable after its receipt of the report described in Section 5(b) above, the Committee shall certify in writing whether the performance target described in Section 5(a), above, was attained for the Year and, if so, shall certify in writing the Incentive Awards, if any, that will be made to Covered Employees for the Year, pursuant to Section 9 below. The Committee may, in its sole discretion, make no Incentive Awards for a particular Year. If the Committee determines that Incentive Awards shall be made under the Plan for a Year, the Committee shall make and allot such individual Incentive Awards to Covered Employees in accordance with the provisions of Section 9(a) below.

6.	Change in Fiscal Year

                 In the event of a change in the Corporation's fiscal year, the Plan shall apply, with prorated adjustment of Net Capital, to any intermediate period of less than 12 months, and shall then apply to each subsequent fiscal year.

7.	Code Section 162(m) Compliance

                 It is the intent of the Company that Incentive Awards made to persons who are "covered employees" within the meaning of Section 162(m) of the Code shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m) of the Code. Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code. However, the Change in Control payments authorized under Section 13 shall be made without regard to whether the payments satisfy the requirements of Section 162(m) of the Code. If any other provision of the Plan or an Incentive Award is intended to but does not comply with, or is inconsistent with, the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements.

8.	Eligibility

                 The Committee shall select each senior executive of the Corporation who shall be eligible to participate in the Plan for a particular Year and shall set the Award Percentage for each such senior executive for such Year. The Committee shall also establish a Target Award for each senior executive. No member of the Committee shall be eligible for an Incentive Award under the Plan. A senior executive who is eligible for an Incentive Award under the Plan for a Year shall not be eligible in the same Year for an incentive award under any other annual incentive plan maintained by the Corporation.

9.	Annual Awards and Time of Payment
(a)

Subject to the provisions of Section 5, above, and the provisions of this Section 9(a), a Covered Employee may be granted an Incentive Award for a particular Year in such individual amount as the Committee, in accordance with the Plan, may in its discretion determine. In selecting Covered Employees, setting Award Percentages, and fixing the amount of any Incentive Awards thereunder, the Committee shall take into consideration the Award Percentage for each Covered Employee and the present and potential contribution of each Covered Employee to the operating progress and earning power of the Corporation.

(b)

If the Committee determines that it will establish an Incentive Reserve for a Year, the Committee shall set forth in writing, during the first ninety days of the Year, (i) which senior executives shall participate in the Plan as Covered Employees for the Year, and (ii) the Award Percentage for each Covered Employee. In no event shall the sum of the Award Percentages of all Covered Employees for a Year exceed 100% of the Incentive Reserve for such Year.

(c)

The Committee may exercise its discretion to reduce (but not to increase) the actual Incentive Award of any Covered Employee to an amount less than the Covered Employee's Award Percentage for the Year. In no event shall a reduction in the amount awarded to one Covered Employee increase the amount that is available for awards to any other Covered Employee.

(d)

Subject to this Section 9(d) and to such other conditions as the Committee may in accordance with the Plan prescribe, each Incentive Award shall be paid as promptly as reasonably practicable after the determination of the amount of such Incentive Award. The Committee may in its discretion, when it deems such action to be in the best interests of the Company, direct that the total amount of any Incentive Award be paid in such installments and at such times as it may specify.

(e)

The amount of each full or installment payment of an Incentive Award shall, when paid, be subject to a deduction for any and all taxes required by any government to be withheld by the Corporation and paid over to such government for the account of the Covered Employee to whom the award was made. The payment to any such government of an amount so withheld shall, for the purposes of the Plan, be deemed a payment thereof to the employee or his or her legal representatives.

10.	Awards Payable in Cash
(a) Incentive Awards under the Plan for any Year shall be paid in cash.
(b)

With respect to each Incentive Award under the Plan, the amount thereof shall be held or provided by the Company or the appropriate Subsidiary (without liability for interest) for payment to the Covered Employee or his or her legal representatives, as the case may be, as provided in Section 9 above.

11.	Report of Awards

                 As promptly as reasonably practicable after Incentive Awards for a particular Year have been determined in accordance with the Plan, a report shall be prepared listing: (a) the names of the Covered Employees to whom Incentive Awards have been made for such Year and the amount of each such Incentive Award, and (b) if any Incentive Award is to be payable in installments under Section 10(b) above, appropriate orders and directions respecting the payment thereof.

12.	Administrative Expenses

                 All costs of the Plan, including such fee, retainer, or other remuneration payment to members of the Committee as may from time to time be authorized by the Board of Directors, and all expenses incurred by the Committee in interpreting and administering the Plan, shall be borne by the Corporation and not charged against the Incentive Reserve.

13.	Change in Control Payments
(a)

In the event of a Change in Control, Covered Employees shall be entitled to receive payment of awards under the Plan in accordance with this Section 13. Awards under this Section 13 are not required to comply with Section 7 of the Plan or with the provisions of Section 162(m) of the Code.

(b)

If a Change in Control occurs after Incentive Awards for a particular Year have been determined by the Committee in accordance with the Plan, but before the payment of such awards, then such Incentive Awards shall be paid as promptly as reasonably practicable, but not more than 30 days, after such Change in Control.

(c) If a Change in Control occurs before Incentive Awards for such Year have been determined by the Committee,

           (i) each individual who was a Covered Employee at the end of such Year shall be entitled to receive an award under this Section 13(c)(i) for such Year in an amount at least equal to the greater of (A) the average of such individual's bonuses under the Company's Management Incentive Plan and any comparable bonuses under any successor plan thereto (including the Plan) for each Year during the three preceding Years in which the individual participated in such plan, or (B) the Covered Employee's Target Award, and

           (ii) each individual whose employment terminated during such Year as a result of retirement, disability, or death and who was a Covered Employee at the time of such termination shall be entitled to receive an award under this Section 13(c)(ii) for such partial Year in an amount at least equal to the greater of (A) the average of such individual's bonuses under the Company's Management Incentive Plan and any comparable bonuses under any successor plan thereto (including the Plan) for each Year during the three preceding Years in which the individual participated in such plan, or (B) the Covered Employee's Target Award, multiplied in either case by a fraction the numerator of which is the number of months (whole or partial) in such Year through the date of such termination and the denominator of which is 12.

(d)

If such Change in Control occurs before the designation of Covered Employees for such Year, the Covered Employees designated for the previous Year as in effect at the end of such previous Year shall be applicable and shall be used in calculating awards provided for under Section 13(c).

(e)

If, after the occurrence of a Change in Control, the Plan is continued in effect without material amendment and the Board of Directors and the Committee confirm that the Plan will be interpreted and administered substantially in accordance with past practices, then payment of awards to which individuals may become entitled under subparagraph (c) of this Section 13 shall be made in accordance with Section 10 above. If, however, the Plan is terminated, suspended or materially amended, or if the Board of Directors and the Committee do not so confirm after the occurrence of a Change in Control, then payment of awards to which individuals may become entitled under subparagraph (c) of this Section 13 shall be made as promptly as practicable, but not more than 30 days, after such Change in Control.

(f)

In the event of a Change in Control, nothing in this Section 13 shall preclude the payment of Incentive Awards under the Plan or otherwise in an amount in excess of the amount required to be paid under this Section 13.

(g)

The Company shall promptly reimburse an individual entitled to an Incentive Award or other awards under this Section 13 for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 13.

14.	Unfunded Plan

                 The Plan shall be an unfunded plan. Benefits under the Plan shall be paid from the general assets of the Corporation. The Corporation may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of assisting the Corporation in meeting its obligations hereunder. Any such trust agreement shall contain procedures to the following effect:

(a)

In the event of the insolvency of the Corporation, the trust fund will be available to pay the claims of any creditor of the Corporation to whom a distribution may be made in accordance with state and federal bankruptcy laws. The Corporation shall be deemed to be "insolvent" if the Corporation is subject to a pending proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute) or any state bankruptcy code. In the event that the Corporation becomes insolvent, the Board of Directors and chief executive officer of the Corporation shall notify the trustee of the event as soon as practicable. Upon receipt of such notice, or if the trustee receives other written allegations of the Corporation's insolvency, the trustee shall cease making payments of benefits from the trust fund, shall hold the trust fund for the benefit of the Corporation's creditors, and shall take such steps as are necessary to determine within 30 days whether the Corporation is insolvent. In the case of the trustee's actual knowledge of or other determination of the Corporation's insolvency, the trustee will deliver assets of the trust fund to satisfy claims of the Corporation's creditors as directed by a court of competent jurisdiction.

(b)

The trustee shall resume payments of benefits under the trust agreement only after the trustee has determined that the Corporation is not insolvent (or is no longer insolvent, if the trustee had previously determined the Corporation to be insolvent) or upon receipt of an order of a court of competent jurisdiction requiring such payment. If the trustee discontinues payment of benefits pursuant to clause (a), above, and subsequently resumes such payment, the first payment on account of a Covered Employee following such discontinuance shall include an aggregate amount equal to the difference between the payments which would have been made on account of such Covered Employee by the Corporation during any such period of discontinuance, plus interest on such amount at a rate equivalent to the net rate of return earned by the trust fund during the period of such discontinuance.

15.	Termination, Suspension and Amendment
(a)

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan; provided, however, that no provision of the Plan relating to a Change in Control nor any definition of a term used in any such provision may be altered, amended, suspended, or terminated after the occurrence of a Change in Control and further provided that unless the Board of Directors specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with the requirements of any applicable law, regulation or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until such shareholder approval is obtained.

(b)

No amendment, suspension, or termination of the Plan shall adversely affect any right or obligation with respect to an Incentive Award theretofore made, or required to be made after the occurrence of a Change in Control, including without limitation, the right to receive payment of Incentive Awards in accordance with Section 13 above.

16.	No Right to Employment or Participation
(a)

No provision of the Plan nor any action taken by the Committee or the Company pursuant to the Plan shall give or be construed as giving any salaried employee of the Corporation any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit the right of the Company to terminate such employment.

(b) No employee of the Corporation shall have the right to be selected to participate in the Plan.
17.	Legal Construction
(a)

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(b)

The Plan and all Incentive Awards or other awards under the Plan shall be construed in accordance with and governed by the laws of the State of New Jersey (without regard to legislative or judicial conflict of law rules of any state), except to the extent superseded by federal law.

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to adopt the Vulcan Materials Company Executive Incentive Plan this 26th day of March, 2001.
VULCAN MATERIALS COMPANY By: /s/ Donald M. James Donald M. James Chairman and Chief Executive Officer
ATTEST: By: /s/ William F. Denson, III William F. Denson, III Secretary